                                                                EXHIBIT (a)(4)

                         THE BRAZILIAN INVESTMENT FUND, INC.

          OFFER TO PURCHASE FOR CASH UP TO 509,154.977 SHARES OF ITS COMMON
                         STOCK AT NET ASSET VALUE PER SHARE

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated October 7, 1996, of The Brazilian Investment Fund, Inc. (the "Fund") and the related Letter of Transmittal pursuant to which the Fund is offering to purchase up to 509,154.977 shares of its Common Stock, par value $.01 per share (the "Shares"), for cash at a price per Share, net to the seller, equal to the net asset value in U.S. dollars ("NAV") per Share determined as of 5:00 P.M. New York City time on November 5, 1996, or such later date to which the Offer is extended, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). The Offer is being made pursuant of Article Eleventh of the Fund's Articles of Incorporation ("Article Eleventh"), which requires the Fund, for so long as the Fund's Common Stock is not listed on a stock exchange, to make periodic offers to purchase all Shares of its Common Stock. If more than 509,154.977 Shares are tendered, the Fund will not purchase any Shares in the Offer and, pursuant to Article Eleventh, the Board of Directors of the Fund shall convene a shareholders meeting to consider a plan of liquidation of the Fund. Information regarding this obligation as well as information regarding possible future offers by the Fund, is set forth in the Offer to Purchase. The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

    Your attention is called to the following:

         1. The purchase price is the NAV determined as of 5:00 P.M. New York City time on November 5, 1996, unless the Offer is extended.
         2. The Offer is conditioned on no more than 509,154.977 Shares being tendered and not withdrawn as of the time the offer expires. The Fund is not required to accept for payment, purchase or pay for any Shares tendered, and the Fund may terminate or amend the Offer or may postpone the acceptance for payment of, payment for or purchase of any Shares, as described in the Offer to Purchase.
         3. The Offer and withdrawal rights expire at 12:00 midnight Eastern Time on November 5, 1996, unless extended.
         4. Tendering Shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund pursuant to the Offer; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of Shareholders.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form on the reverse side hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON NOVEMBER 5, 1996, UNLESS THE OFFER IS EXTENDED.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. To the extent that the securities laws of any jurisdiction would require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                         INSTRUCTIONS REGARDING THE OFFER BY

                         THE BRAZILIAN INVESTMENT FUND, INC.

          TO PURCHASE FOR CASH UP TO 509,154.977 SHARES OF ITS COMMON STOCK
                            AT NET ASSET VALUE PER SHARE


    THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITORY.
IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF SUCH FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

    The undersigned acknowledge(s) receipt of your letter and the enclosed
Offer to Purchase, dated October 7, 1996 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by The Brazilian Investment Fund, Inc. (the "Fund"), to purchase up to 509,154.977 shares of its Common Stock, par value $.01 per share (the "Shares"), for cash at a price, net to the seller, equal to the net asset value in U.S. dollars per Share as of 5:00 P.M. New York City time on the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

    The undersigned hereby instructs you to tender to the Fund the number of Shares indicated below, which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.


  Shares to be tendered      / /     Tender all Shares held by you

                             / /     Tender partial Shares held by you
                                               (If partial, complete below)

                                     Shares _________________________
                                              (Number)


Account Number:_______________________________________________________________

Tax Identification or
Social Security Number: ______________________________________________________

Name(s) of Beneficial Owner(s):_______________________________________________

______________________________________________________________________________


Address: _____________________________________________________________________

______________________________________________________________________________


Area Code and Telephone Number: ______________________________________________


   _________________________________       ___________________________________
    (Signature of beneficial owner)            (Signature of additional
                                                beneficial owner, if any)


Date:  _________________________________